Exhibit 5.1

Wilson Sonsini Goodrich & Rosati Professional Corporation 701 Fifth Avenue Suite 5100 Seattle, Washington 98104-7036 O: 206.883.2500 F: 206.883.2699

October 22, 2021

BlackSky Technology Inc.

13241 Woodland Park Road

Suite 3000

Herndon, Virginia, 20171

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

This opinion is furnished to you in connection with the Registration Statement on Form S-1 (the “Registration Statement”), filed by BlackSky Technology Inc. (f/k/a Osprey Technology Acquisition Corp. a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the (i) offer and sale of (A) 15,812,500 shares of the Company’s Class A common stock, $0.0001 par value per share (the “Common Stock”), underlying certain outstanding public warrants (the “Public Warrant Shares”), (B) 8,325,000 shares of Common Stock underlying private placement warrants (such warrants, the “Private Warrants” and such shares, the “Private Warrant Shares” and together with the Public Warrant Shares, the “Warrant Shares”) and (C) 5,725,772 shares of Common Stock reserved for issuance upon the exercise of certain outstanding options and warrants to purchase Common Stock and the vesting of restricted stock units for Common Stock, and (ii) offer and resale of (A) the Private Warrant Shares; (B) the Private Warrants; and (C) up to 82,261,753 shares of Common Stock (the “Shares”).

The securities (the “Securities”) offered pursuant to the Registration Statement include (i) an aggregate of 76,535,981 outstanding shares of Common Stock (the “Outstanding Shares”) to be sold by selling securityholders named in the Registration Statement, (ii) the Public Warrant Shares issuable upon exercise of 15,812,500 warrants, exercisable at a price of $11.50 per share (including the initial issuance of such shares upon the exercise of such warrants) originally offered and sold by the Company pursuant to Registration Statement on Form S-1 (File No. 333-234180), (iii) the Private Warrant Shares issuable upon exercise of certain outstanding Private Warrants, 4,162,500 of which are exercisable at a price of $11.50 per share and 4,162,500 of which will not be exercisable unless and until the Company’s Common Stock reaches a trading price of $20.00 per share on the New York Stock Exchange and are then exercisable at a price of $20.00 per share (including the initial issuance of such shares upon the exercise of such warrants and the subsequent resale of all such shares by the selling securityholders named in the Registration Statement), (iv) an aggregate of 5,725,772 shares of Common Stock (“Option Shares”) consisting of (a) Common Stock issuable upon the exercise of outstanding warrants and options and (b) Common Stock issuable upon the vesting of restricted stock units, and (v) the Private Warrants to be sold by the selling securityholders named in the Registration Statement.

We are acting as counsel for the Company in connection with the registration of the Securities. As such counsel, we have made such legal and factual examinations and inquiries as we have deemed necessary or advisable for the purpose of rendering the opinions and statements set forth below. In rendering the opinions and statements expressed below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion.

AUSTIN        BEIJING        BOSTON         BRUSSELS        HONG KONG        LONDON        LOS ANGELES        NEW YORK        PALO ALTO

SAN DIEGO        SAN FRANCISCO        SEATTLE        SHANGHAI        WASHINGTON, DC        WILMINGTON, DE

BlackSky Technology Inc.

October 22, 2021

In addition, we have reviewed originals or copies of such corporate records of the Company, certificates of public officials, a certificate of an officer of the Company as to factual matters, and such other documents which we consider necessary or advisable for the purpose of rendering the opinions set forth below, including the form of Warrant Certificate (included as Exhibit A to the Warrant Agreement (defined below)) and (ii) the agreed form of Warrant Agreement between the Company and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agreement”), filed as Exhibit 4.3 to the Registration Statement. We have not independently established the facts stated therein.

In our examination, we have assumed the genuineness of all signatures, the authenticity and completeness of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies, the authenticity of the originals of such documents and the legal competence of all signatories to such documents. We have also assumed the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We have assumed that the certificates representing the Securities have been properly authenticated by the signature of an authorized officer of the Company’s transfer agent. We have also assumed the conformity of the documents filed with the Commission via the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”), except for required EDGAR formatting changes, to physical copies submitted for our examination and the absence of any evidence extrinsic to the provisions of the written agreements between the parties that the parties intended a meaning contrary to that expressed by those provisions.

We express no opinion as to any matter relating to the laws of any jurisdiction other than the federal laws of the United States of America and the General Corporation Law of the State of Delaware and, solely as to the Warrants constituting legally binding obligations of the Company, the laws of the State of New York.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set out below, we are of the opinion that:

1.	With respect to the Outstanding Shares to be offered pursuant to the Registration Statement, such Outstanding Shares have been duly authorized and are validly issued, fully paid and nonassessable;

2.	With respect to the Private Warrants to be offered pursuant to the Registration Statement, such Warrants constitute valid and binding obligations of the Company, in accordance with their terms; and

3.

With respect to the Warrant Shares to be offered pursuant to the Registration Statement, when such shares are issued upon exercise of the warrants thereof pursuant to the terms of the Warrant Agreement, such Warrant Shares will have been validly issued, fully paid and nonassessable.

Our opinion that any document is legal, valid and binding is qualified as to:

BlackSky Technology Inc.

October 22, 2021

(a) limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights of creditors generally;

(b) rights to indemnification and contribution, which may be limited by applicable law or equitable principles; and

(c) the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, whether considered in a proceeding in equity or at law.

In addition, we express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law provided for in the Warrant Agreement. For purposes of our opinion in paragraph 2, we have assumed the Exercise Price (as defined in the Warrant Agreement) will not be adjusted to an amount below the par value per share of the Common Stock.

This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in the Registration Statement, the Prospectus, any Prospectus Supplement, and in any amendment or supplement thereto. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Wilson Sonsini Goodrich & Rosati

WILSON SONSINI GOODRICH & ROSATI
Professional Corporation